EXHIBIT 10.2


                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), made as of June 17, 1996, is by and among INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Parent Company"), INSIGNIA BUYER CORPORATION, a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Company"), and EDWARD S. GORDON, an individual with an office c/o Edward S. Gordon Company Incorporated, 200 Park Avenue, New York, New York 10166 (the "Executive").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to assure itself of the services of the Executive for the period provided in this Agreement, and the Executive is willing to serve in the employ of the Company for such period upon the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, in each case upon the terms and conditions set forth herein, for a period commencing on the date of the closing (the "Closing") of the transactions contemplated by the Asset and Stock Purchase Agreement, dated as of June 17, 1996, among the Parent Company, the Company, Edward S. Gordon, Edward S. Gordon Company Incorporated and Edward S. Gordon Company of New Jersey, Inc. (the "Purchase Agreement") and ending on June 30, 2001 (the "Expiration Date"), subject to earlier termination as set forth herein (such period, as it may be so terminated, being referred to herein as the "Employment Period"). In the event (i) the Closing does not occur for any reason on or prior to August 31, 1996 or such later date as the parties to the Purchase Agreement shall agree upon, or (ii) on or prior to the date of the Closing the Executive dies or becomes physically or mentally incapacitated or disabled or otherwise unable to fully discharge his duties as contemplated by this Agreement, then this Agreement shall automatically terminate ab initio and be of no further force and effect.

     SECTION 2. Duties and Services.

          (a) Offices. During the Employment Period, the Executive shall serve as Chairman and Chief Executive Officer of the Company. In the performance of his duties hereunder, the Executive shall report to and shall be responsible only to the Chairman, Chief Executive Officer or President of the Parent Company (as may be determined by the Board

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     of Directors of the Parent Company from time to time). The Executive agrees to his employment as described in this Section 2, and agrees to devote substantially all of his time and efforts to the performance of his duties hereunder. The Executive shall be available to travel as the needs of the business of the Company require and as reasonably directed by the Chairman, Chief Executive Officer or President of the Parent Company and the Boards of Directors of the Parent Company and the Company.

          (b) Location of Office. During the Employment Period, the Executive's office shall be located in the principal executive offices of the Company, which shall be in New York City, New York. The Company will provide the Executive with a suitable office, an executive secretary reasonably acceptable to him, and other support appropriate to his duties hereunder.

          (c) Primary Responsibilities. During the Employment Period, the Executive shall have responsibility for the financial and operational affairs of the Company and its subsidiaries, in each case as directed by the Chairman, Chief Executive Officer or President of the Parent Company and the Boards of Directors of the Parent Company and the Company.

          (d) Permitted Activities. Notwithstanding anything to the contrary herein provided, the Executive (i) may make certain real estate and other investments and hold positions as officers, directors and/or partners thereof in so far as such positions and investments do not conflict with the Executive's duties and loyalties to the Parent Company and the Company, and (ii) may continue to hold all positions and operate businesses and/or receive compensation and profit in accordance with Exhibit A annexed hereto and incorporated herein and (iii) may hold such other positions, in charitable and other organizations, as may be appropriate to his duties hereunder and (iv) shall be permitted to devote a reasonable portion of his time to the collection of accounts receivable of Edward S. Gordon Company Incorporated and Edward S. Gordon of New Jersey, Inc. existing on the date of the Closing, (collectively, the "Permitted Activities").

          (e) Board of Directors of the Company. At the first meeting of the Board of Directors of the Company following the Closing, the Company shall cause the Executive to be elected to its Board of Directors and shall renominate him to serve each year during the Employment Period, and if so elected or appointed, the Executive agrees to serve as a director of the Company. The Executive will serve in such capacity with no further compensation except that the Executive shall be entitled to receive the same director's fee, if any, payable by the Company to its other employee-directors. Throughout the term of this Agreement, the Company's Board of Directors shall consist of no more than seven individuals, including the Executive and the Chairman, Chief Executive Officer and President of the Parent Company. Executive acknowledges that the stockholders of the Company have the sole right to elect all directors of the Company. Executive agrees to resign from the Company's Board of Directors immediately if his employment by the Company is terminated for any reason.


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          (f) Licensing. The Executive shall comply with the requirements of the
     New York State Real Property Law (Broker's License Law) and New York State's Rules for the Guidance of Real Estate Brokers and Salespersons and shall maintain his real estate brokers license in effect at all times during the Employment Period. If the Executive is not duly licensed as a real estate broker or salesperson in New York at any time during the term of this Agreement, the Executive will immediately notify the Chairman, the President, and the General Counsel of the Company and of the Parent Company of that fact, in writing. During such period the Executive will not engage in any activities in violation of the applicable licensing laws, or any other applicable law; and the Executive will diligently take all actions necessary to obtain such license as soon as practicable thereafter. The failure of the Executive (i) to maintain his real estate brokers license or
     (ii) to allow the Company to rely on it for the Company's license during the Employment Period shall constitute a material breach of this Agreement which shall entitle the Company to terminate the Executive's employment for cause.

          (g) Membership. The Executive shall, at the Company's request and expense, maintain a membership in the Real Estate Board of New York, Inc. The Executive will at all times adhere to the Code of Ethics and Professional Practices of said Board and to the requirements of all applicable laws and governmental regulations.

          (h) Other Duties. In addition to his duties with respect to the Company, the Executive shall be appointed a member of the Office of the Chairman of the Parent Company and shall serve on the Executive Management Committee and the Senior Executive Management Committee of the Parent Company. In such capacities, the Executive shall report directly to the Chief Executive Officer of the Parent Company or such other individual as may be designated by the Board of Directors of the Parent Company. The Executive will also serve on the Management Committee of Insignia Management Services-New York, Inc., a subsidiary of the Parent Company. The Executive shall serve as a director and/or officer of any of the Parent Company's subsidiaries or affiliates if the Parent Company so requests.
     Executive shall not be entitled to receive any compensation for the performance of the duties provided for in this Section 2(h) in addition to the compensation expressly provided in this Agreement. Executive shall endeavor to participate in all meetings of the Executive Management Committee and the Senior Executive Management Committee. Executive shall attend, participate in, and be the senior representative of the Company at all monthly operations review meetings. It is acknowledged by Executive that recurring failure of Executive to attend such meetings shall be a material breach of this Agreement.

          (i) The Executive shall confirm or execute new consents as necessary to allow the use and registration of his personal name as provided in the Purchase Agreement.

     SECTION 3. Compensation. As full compensation for his services hereunder, the Company shall pay, grant, issue, or give, as the case may be, to the Executive the following:


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          (a) Base Salary. Subject to the provisions of Section 6, a base salary at the rate of $1,000,000 per annum (the "Base Salary"), payable in equal bi-weekly installments or in such other installments consistent with the policy of the Parent Company as it may be amended from time to time.

          (b) Annual Bonus.

               (i) Subject to the approval of the stockholders of Parent Company as provided below, an annual bonus for the year ending December 31, 1997 or part thereof, and each subsequent year or part thereof during the Employment Period in an amount equal to 0.75% of the Company's gross revenues for such year or part thereof, if the Company's earnings before interest, taxes, depreciation and amortization (calculated in a manner consistent with that used by the Parent Company historically for its public reporting, "EBITDA")) after adjustment for any bonus payable pursuant to this Section 3(b)(i) with respect to such year or part thereof is not less than the "Target Amount" for such year or pro rata portion of the Target Amount for partial years; provided, however, that in the event the Company's EBITDA as so calculated is less than the Target Amount (pro rated for partial years), the amount of such bonus shall be reduced by the amount of such deficiency. For purposes of this Agreement, "Target Amount" with respect to any year shall mean the Company's budgeted EBITDA for such year as determined by the Parent Company's Compensation Committee prior to the commencement of such year (and which is $14 million for the year ending December 31, 1997), provided, however, that the budgeted EBITDA for any year shall be not more than 110% of the budgeted EBITDA for the immediately preceding year, and provided further, that the Target Amount may be increased or decreased from time to time by such amount as the Parent Company's Compensation Committee shall reasonably determine to reflect anticipated increases or decreases in the Company's EBITDA as a result of any acquisitions or dispositions, respectively, by the Company. Any such bonus shall be paid to the Executive within one-hundred twenty (120) days after the end of the year (or part thereof) in which it was earned.

               (ii)  Executive  understands  the  bonus  plan set  forth in this
          Section 3(b) is subject to the approval of the stockholders of the Parent Company at a meeting of the stockholders of the Parent Company. In the event such approval is not obtained on or before December 31, 1997, the provisions of this Section 3(b) shall be void ab initio, but the other provisions of this Agreement that remain in full force and effect provided this Agreement has not been earlier terminated in accordance with its terms.

     (c) Options. Options granted pursuant to the Parent Company's 1992 Stock Incentive Plan, as amended, to purchase two hundred fifty thousand (250,000) shares of the Class A Common Stock, par value $0.01 per share, of the Parent Company (the "Parent Company Stock") at a price equal to the closing price of the Parent Company Stock on the New York Stock Exchange on the last trading day prior to the Closing which shall vest in five equal installments commencing on the date six months after the Closing Date and each of the next four anniversaries of such date.


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     (d) Commissions. Exhibit B hereto sets forth certain potential transactions
(the "Identified Transactions") in which ABC has a personal involvement as a broker, identifying the proposed parties to such transactions, the nature of or properties involved in such transactions, the amount or percent of the proposed commission, to the extent now known or determined, and Executive's percentage split of any such commission. In the event any commission is earned by the Company on or prior to December 31, 1996 with respect to any Identified Transaction, Executive shall be entitled to an amount equal to his percentage split of such commission if the Company's EBITDA for the period ended December 31, 1996 after adjustment for any such bonus is not less than $7 million; provided, however, that in the event the Company's EBITDA as so calculated is less than $7 million, the amount of such commission payable to Executive shall be reduced by the amount of such deficiency. Any such amount payable to Executive shall be paid to him on the later of (i) April 30, 1997 or (ii) thirty
(30) days  after  the date the  Company  receives  payment  of such  commission.
Executive understands and agrees that he will not share in any commissions earned by the Company other than commissions earned with respect to the Identified Transactions.

     (e) Fringe Benefit Programs. In addition to the other benefits provided to the Executive hereunder, the right to participate in the fringe benefit programs now or hereafter maintained by the Company or the Parent Company during the Employment Period and offered by the Company or the Parent Company to its managing directors. Such fringe benefit program may include, but not be limited to, pension, profit sharing, stock purchase, stock option, savings, bonus, disability, life insurance, health insurance, hospitalization, dental, and other plans and policies authorized on the date hereof (collectively, "Company Benefit Plans").

     (f) Expense Reimbursement. Reimbursement of the Executive for all out-of-pocket expenses incurred by him in connection with the performance of duties hereunder, including professional activities and membership fees and dues relating to professional organizations of which the Executive currently is a member or is directed to be a member by the Chairman or Chief Executive Officer of the Parent Company, upon the presentation of appropriate documentation therefor in accordance with the then regular policies and procedures of the Company. The Executive's current professional activities and memberships are set forth on Exhibit C, attached hereto and made a part hereof. The Executive shall not engage in or apply for any other professional activity or memberships without the prior written consent of the Chairman, Chief Executive Officer or President of the Parent Company.

     (g) Vacations. Paid vacation consisting of twenty (20) days during each calendar year during the Employment Period, to be taken at such time as is consistent with the needs of the Company as reasonably determined by the Executive.

     (h) License Back. The Executive shall be permitted only for the period of his employment by the Company pursuant to this Agreement or otherwise to continue to make use of the trademarks, servicemarks, trade names or logos of the Company as they now appear or have been used and have appeared on aircraft and related aircraft furnishings,

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fixtures and equipment  used in connection  with the Business (as defined in the
Purchase Agreement). This license back shall not be construed as a grant of right or assignment to continue such use beyond the term of the Executive's employment by the Company pursuant to this Agreement or otherwise. Any use other than those now approved and as heretofore used is not contemplated by this Agreement and requires the express written consent of the Company.

SECTION 4.  Representations and Warranties of the Executive.

     The Executive represents and warrants to the Parent Company and the Company as follows:

          (i) He is acquiring the securities represented by the Options and, upon exercise of the Options, will acquire the underlying Parent Company Stock, for his own account, for investment purposes only, and not with a view toward the sale or other distribution thereof;

          (ii) Other than the Permitted Activities, he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Parent Company or the Company hereunder; and

          (iii) To the best of his knowledge, he is under no physical or mental disability that would hinder his performance of his duties under this Agreement.

SECTION 5.  Non-Competition; Confidentiality.

     (a) Non-Competition. In view of the unique and valuable services it is expected the Executive will render to the Company and the Parent Company, the Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers, and similar knowledge regarding the Parent Company it is expected the Executive will obtain, the Executive agrees that (i) so long as the Executive is employed by the Company pursuant to this Agreement or otherwise and (ii) for a period of five (5) years after the termination of such employment, he will not compete with or be engaged in the same business as, or "Participate In" (as hereinafter defined) any other business or organization which, at the time of the cessation of the Employment Period, competes with or is engaged in the Business (as defined in the Agreement) or the same business as the Company or the Parent Company, with respect to any product or service sold or activity engaged in by the Company or the Parent Company in any geographical area which at the time of such cessation such product or service is sold or activity is engaged in by the Company or the Parent Company; provided, however, that the provisions of this Section 5 shall not be interpreted to preclude the Executive, at any time and from time to time, from (i) Participating In any other organization if approved by a majority of the Directors of the Parent Company, or (ii) owning not more than five percent (5%) of the outstanding capital stock of any publicly-traded person, or (iii) collecting

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Accounts  Receivable (as defined in the Agreement) of the Sellers (as defined in the Agreement) existing on the date of the Closing and the liquidation of certain of the assets of the Sellers, or (iv) as set forth on Exhibit A. The
terms  "Participate  In"  and  "Participating  In"  shall  mean:   "directly  or
indirectly, for his own benefit or for, with, or through any other person, own or owning, manage or managing, operate or operating, control or controlling, loan money to or lending money to, or participate in or participating in, as the case may be, the ownership, management, operation, or control of, or be connected or being connected, as the case may be, as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce or acquiescing, as the case may be, in the use of his name in." The Executive will not directly or indirectly employ any person who, at any time up to such cessation, was an employee of the Company or the Parent Company, within a period of two years after such person leaves the employ of the Company or the Parent Company or any of its affiliates other than his personal secretary and the pilot assigned to pilot the Aircraft owned by Edward S. Gordon Company Incorporated (referred to in the Purchase Agreement as New York Corp.). In addition, the Executive agrees that following the Employment Period, he will not solicit anyone for the purpose of providing management, leasing or related real estate services with respect to the properties then managed and the clients then served by the Company or the Parent Company.

     (b) Confidentiality. All confidential information which the Executive may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the business of the Company or the Parent Company or any of their subsidiaries or affiliates or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, either during or after the termination of his employment, or used by him except during the Employment Period in the business and for the benefit of the Company, the Parent Company and their subsidiaries and affiliates. In the event that the Executive becomes legally compelled to disclose any of the confidential information, the Executive will provide the Parent Company and the Company with prompt notice so that the Parent Company and the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 5(b) and in the event that such protective order or other remedy is not obtained, or should the Parent Company and the Company waive compliance with the provisions of this
Section 5(b), the Executive will furnish only that portion of the confidential information which is so legally required. The Executive shall return all tangible evidence of such confidential information to the Company and the Parent Company prior to or at the termination of his employment hereunder.

     (c) Marks and Names. For so long as the Business remains in operation and continues to conduct business under the trademarks, service marks, trade names or personal names which are the subject of the Purchase Agreement, the Executive shall refrain from making any use of the marks or names, or any marks or names derivative or confusingly similar thereto in connection with the sale, offering for sale or promotion of any goods or services that would otherwise appear to be in competition with, endorsed by, authorized by, sponsored by or affiliated with the Business.


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     (d)   Non-Competition   Compensation.   In   consideration  of  Executive's
performance of the agreements set forth in Sections 5(a)(ii) above, Executive shall be paid $1,000,000 in advance upon the commencement of the Employment Period, to be allocated as $200,000 per year for each of the five years contemplated by Section 5(a)(ii). Such $1,000,000 is acknowledged by Executive to be full and adequate compensation for the restrictions on the conduct of the Executive to which he has voluntarily consented in Section 5(a)(ii).

     (e) Interpretation. Since a breach of the provisions of this Section 5 could not adequately be compensated by money damages, the Company or the Parent Company shall be entitled, in addition to any other right and remedy available to it, to seek an injunction restraining such breach and the Parent Company and the Company shall not be required to post a bond in any proceeding brought for such purpose. The Executive agrees that the provisions of this Section 5 are necessary and reasonable to protect the Company and the Parent Company in the conduct of their respective businesses. If any restriction contained in this
Section 5 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Nothing herein shall be construed as prohibiting the Company or the Parent Company from pursuing any other remedies, at law or in equity, for such breach or threatened breach.

SECTION 6.  Termination.

    (a)   Definitions.

          (i) Death Termination Event. As used herein, "Death Termination Event" shall mean the death of the Executive.

          (ii) Disability Termination Event. As used herein, "Disability Termination Event" shall mean a circumstance where the Executive is physically or mentally incapacitated or disabled or otherwise unable to fully discharge his duties hereunder for a period of 100 consecutive days.

          (iii) Estate. As used herein, "Estate" shall mean (A) in the event that the last will and testament of the Executive has not been probated at the time of determination, the estate of the Executive, and (B) in the event that the last will and testament of the Executive has been probated at the time of determination, the legatees or the Executor who are entitled under such will to the assets or payments at issue.

          (iv) Termination For Cause. As used herein, the term "Termination For Cause" shall mean the termination by the Company of the Executive's employment hereunder upon a good faith determination by a majority vote of the members of the Board of Directors of the Parent Company that termination of this Agreement is necessary by

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     reason of (A) the  conviction  of the  Executive of a felony under state or federal law, unless in any such case the Executive performed such act in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company or the Parent Company, (B) the continued material breach by the Executive of any of the material provisions of this Agreement for a period of thirty days after written notice of such breach is given to the Executive by the Company or the Parent Company, (C) failure by the Executive to comply with any material directive of the Board of Directors of the Company or the Parent Company which shall continue for ten days after written notice thereof is given to the Executive, (D) a violation of the confidentiality provisions of Sections 5 and 10 of this Agreement by the Executive, (E) the taking by the Executive of any action on behalf of the Company or the Parent Company knowingly without the possession by the Executive of the appropriate authority to take such action, provided that Executive shall have five (5) days after written notice thereof to cure such breach, (F) the taking by the Executive of actions (other than Permitted Activities) in conflict of interest with the Company, the Parent Company or their subsidiaries or affiliates, given the Executive's positions with the Company, the Parent Company and their subsidiaries and affiliates, provided that Executive shall have five (5) days after written notice thereof to cure such breach,
     (G) the usurpation of a corporate opportunity of the Company, the Parent Company or their subsidiaries or affiliates by the Executive; provided, however, the parties acknowledge and agree that no Permitted Activity shall constitute a corporate opportunity, and further provided that Executive shall have five (5) days after written notice thereof to cure such breach,
     (H) the recurring failure to attend and participate in (x) Executive Management Committee Meetings, (y) Senior Executive Management Committee Meetings and (z) Monthly Operations Review Meetings, provided that the Executive shall have five (5) days after written notice thereof to cure such breach, (I) a failure as provided in the last sentence of Section 2(f), provided that Executive shall have five (5) days after written notice thereof to cure such breach, or (J) a material breach or default of any of the representations, warranties, covenants or agreements contained in the Purchase Agreement which continues for a period of not less than five days after Executive has received notice thereof, which (i) shall have been asserted within twenty- four (24) months after the Closing and (ii) results in aggregate losses, liabilities, costs, and/or damages in excess of Four Hundred Thousand ($400,000) Dollars.

          (v) Termination Without Cause. As used herein, "Termination Without Cause" shall mean any termination of the Executive's employment hereunder by the Company or the Parent Company that is not a Termination For Cause, a Death Termination Event, or a Disability Termination Event.

     (b) Death Termination Event. Upon the occurrence of a Death Termination Event, this Agreement shall terminate automatically upon the date that such Death Termination Event occurred (subject to the last sentence of this Section
6), whereupon the Company shall pay to the Estate compensation at the annual rate of One Million Two Hundred Thousand ($1,200,000) Dollars for a period equal to the remaining term of the Employment Period (determined upon the assumption that the Employment Period will not be terminated prior to the Expiration Date), but in no event longer than two (2) years.


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

     (c) Disability Termination Event. Upon the occurrence of a Disability Termination Event, this Agreement shall terminate automatically upon the date that such Disability Termination Event occurred (subject to the last sentence of this Section 6).

     (d) Termination For Cause. The Executive and the Company and the Parent Company agree that the Company and the Parent Company shall have the right to effectuate a Termination For Cause prior to the Expiration Date. Upon the occurrence of a Termination For Cause, this Agreement shall terminate upon the date that such Termination For Cause occurs (subject to the last sentence of this Section 6), whereupon the Executive shall be entitled to receive the Base Salary, as then in effect, to and including the date that such Termination For Cause occurs.

     (e) Termination Without Cause. Upon the occurrence of a Termination Without Cause, this Agreement shall terminate upon the date that such Termination Without Cause occurs (subject to the last sentence of this Section 6), whereupon the Company shall pay to the Executive compensation at the annual rate of One Million Two Hundred Thousand ($1,200,000) Dollars until the Expiration Date.

     (f) Sports Tickets. Upon termination or expiration of the Employment Period for any reason, the Company shall assign and transfer to Executive all tickets to Mets baseball games and subscription right thereto acquired upon the consummation of the Agreement.

Notwithstanding anything in this Agreement to the contrary, Sections 3 (as to compensation, commissions, fringe benefits and expense reimbursements to which Executive became entitled prior to termination of this Agreement), 3(f), 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 of this Agreement shall survive any termination of this Agreement or of the Executive's employment hereunder until the expiration of the statute of limitations applicable hereto.

     SECTION 7. Indemnification. Simultaneously with the Closing, the Parent Company and the Executive shall enter into an Indemnification Agreement in the form annexed hereto as Exhibit D.

     SECTION 8. Key Man Life Insurance. The Company and/or the Parent Company shall have the right to place a "key man" life insurance policy, providing a death benefit of $20,000,000 (or such greater or lesser amount as the Company and/or the Parent Company shall determine from time to time) upon the life of the Executive, for which the Company and/or the Parent Company shall be the beneficiary (the "Key Man Insurance Policy"). In connection therewith, the Executive hereby authorizes the Company and/or the Parent Company, at their sole cost and expense, to purchase and maintain upon the life of the Executive such insurance policy, and agrees to submit to such medical examinations, and to provide and/or consent to the release of such medical information, as may be necessary or desirable in order to secure the issuance thereof.


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

     SECTION 9. Withholding. The Company and the Parent Company shall be entitled to withhold from amounts payable to the Executive hereunder such amounts as may be required by applicable law to be so withheld.

     SECTION 10.  Survival.  Subject to the  provisions  of the last sentence of
Section 1 of this Agreement, the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the termination of this Agreement, irrespective of any investigation made by or on behalf of any party hereto. All confidential information which the Executive may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the business of the Company, the Parent Company or any of their subsidiaries or affiliates or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, either during or after the termination of his employment, or used by him except during the Employment Period in the business and for the benefit of the Company, the Parent Company and their subsidiaries and affiliates. The Executive shall return all tangible evidence of such confidential information to the Company and the Parent Company prior to or at the termination of his employment hereunder.

     SECTION 11. Modification. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified or terminated only by a written instrument duly executed by each party. Executive acknowledges and agrees that neither the Company, the Parent Company nor its subsidiaries or affiliates has or will assume or become obligated under any existing employment agreements or arrangements between the Executive and any of Edward S. Gordon Company Incorporated, Edward S. Gordon Company of New Jersey, Inc., or the Affiliated Entities (as defined in the Purchase Agreement).

     SECTION 12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble to this Agreement (or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 12.) Notice to the Estate shall be sufficient if addressed to the Executive as provided in this Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     SECTION 13. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter

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

to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     SECTION 14. Binding Effect. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company, the Parent Company and their successors.

     SECTION 15. Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     SECTION 16. Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that the Executive, the Company, the Parent Company and their respective representatives have participated in the preparation hereof.

     SECTION 17. Headings. The headings in this Agreement are solely for convenience of reference, and shall be given no effect in the construction or interpretation of this Agreement.

     SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

     SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof.

     SECTION 20. Waiver of Trial by Jury.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIPS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


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                                      13

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                              INSIGNIA FINANCIAL GROUP, INC.



                              By:   /s/ Frank M. Garrison
                                    ---------------------
                                    Name:   Frank M. Garrison
                                    Title:  Executive Managing Director


                              INSIGNIA BUYER CORPORATION


                              By:  /s/ Frank M. Garrison
                                   ---------------------
                                    Name:   Frank M. Garrison
                                    Title:  President


                              /s/ Edward S. Gordon
                              --------------------
                              EDWARD S. GORDON

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